Exhibit 8.1

MARTIN LIPTON
HERBERT M. WACHTELL
THEODORE N. MIRVIS
EDWARD D. HERLIHY
DANIEL A. NEFF
ANDREW R. BROWNSTEIN
MARC WOLINSKY
STEVEN A. ROSENBLUM
JOHN F. SAVARESE
SCOTT K. CHARLES
JODI J. SCHWARTZ
ADAM O. EMMERICH
RALPH M. LEVENE
RICHARD G. MASON
DAVID M. SILK
ROBIN PANOVKA
DAVID A. KATZ
ILENE KNABLE GOTTS
JEFFREY M. WINTNER
TREVOR S. NORWITZ
BEN M. GERMANA
ANDREW J. NUSSBAUM
RACHELLE SILVERBERG

STEVEN A. COHEN
DEBORAH L. PAUL
DAVID C. KARP
RICHARD K. KIM
JOSHUA R. CAMMAKER
MARK GORDON
JOSEPH D. LARSON
JEANNEMARIE O’BRIEN
WAYNE M. CARLIN
STEPHEN R. DiPRIMA
NICHOLAS G. DEMMO
IGOR KIRMAN
JONATHAN M. MOSES
T. EIKO STANGE
JOHN F. LYNCH
WILLIAM SAVITT
ERIC M. ROSOF
GREGORY E. OSTLING
DAVID B. ANDERS
ANDREA K. WAHLQUIST
ADAM J. SHAPIRO
NELSON O. FITTS
JOSHUA M. HOLMES
51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403 -1000 FACSIMILE: (212) 403 -2000 _______________
DAVID E. SHAPIRO
DAMIAN G. DIDDEN
IAN BOCZKO
MATTHEW M. GUEST
DAVID E. KAHAN
DAVID K. LAM
BENJAMIN M. ROTH
JOSHUA A. FELTMAN
ELAINE P. GOLIN
EMIL A. KLEINHAUS
KARESSA L. CAIN
RONALD C. CHEN
GORDON S. MOODIE
DONGJU SONG
BRADLEY R. WILSON GRAHAM W. MELI
GREGORY E. PESSIN
CARRIE M. REILLY
MARK F. VEBLEN
VICTOR GOLDFELD
EDWARD J. LEE
BRANDON C. PRICE
KEVIN S. SCHWARTZ

MICHAEL S. BENN
SABASTIAN V. NILES
ALISON ZIESKE PREISS
TIJANA J. DVORNIC
JENNA E. LEVINE
RYAN A. McLEOD
ANITHA REDDY
JOHN L. ROBINSON
JOHN R. SOBOLEWSKI
STEVEN WINTER
EMILY D. JOHNSON
JACOB A. KLING
RAAJ S. NARAYAN
VIKTOR SAPEZHNIKOV
MICHAEL J. SCHOBEL
ELINA TETELBAUM
ERICA E. BONNETT
LAUREN M. KOFKE
ZACHARY S. PODOLSKY
RACHEL B. REISBERG
MARK A. STAGLIANO

GEORGE A. KATZ (1965-1989) JAMES H. FOGELSON (1967-1991) LEONARD M. ROSEN (1965-2014) _______________ OF COUNSEL
MARTIN J.E. ARMS MICHAEL H. BYOWITZ KENNETH B. FORREST SELWYN B. GOLDBERG PETER C. HEIN MEYER G. KOPLOW LAWRENCE S. MAKOW DOUGLAS K. MAYER PHILIP MINDLIN DAVID S. NEILL HAROLD S. NOVIKOFF LAWRENCE B. PEDOWITZ	ERIC S. ROBINSON PATRICIA A. ROBINSON* ERIC M. ROTH PAUL K. ROWE DAVID A. SCHWARTZ MICHAEL J. SEGAL ELLIOTT V. STEIN WARREN R. STERN PAUL VIZCARRONDO, JR. PATRICIA A. VLAHAKIS AMY R. WOLF
* ADMITTED IN THE DISTRICT OF COLUMBIA _______________ COUNSEL
DAVID M. ADLERSTEIN SUMITA AHUJA AMANDA K. ALLEXON LOUIS J. BARASH OLIVER J. BOARD FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ KATHRYN GETTLES-ATWA	ADAM M. GOGOLAK NANCY B. GREENBAUM MARK A. KOENIG J. AUSTIN LYONS ALICIA C. McCARTHY PAULA N. RAMOS NEIL M. SNYDER S. CHRISTOPHER SZCZERBAN JEFFREY A. WATIKER

April 24, 2020
FB Financial Corporation
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
Ladies and Gentlemen:
Reference is made to the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) of FB Financial Corporation, a Tennessee corporation (“FB Financial”), including the joint proxy statement/prospectus forming a part thereof, relating to the proposed transaction by and among Franklin Financial Networks, Inc., a Tennessee corporation, FB Financial and Paisley Acquisition Corporation, a Tennessee corporation.
We have participated in the preparation of the discussion set forth in the section entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Registration Statement. In our opinion, such discussion of those consequences, insofar as it summarizes United States federal income tax law, and subject to the qualifications, exceptions, assumptions and limitations described therein, is accurate in all material respects.
We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
Very truly yours,